EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-3 of our report dated February 10, 2009, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Central Hudson Gas & Electric Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Buffalo, New York

December 21, 2009